EXHIBIT 10.1
PERFORMANCE AWARD AGREEMENT
THIS AGREEMENT is made on __________ (“Grant Date”) between Oil States International, Inc., a Delaware corporation (the “Company”), and __________ (“Employee”).
To carry out the purposes of the Amended and Restated Equity Participation Plan of Oil States International, Inc. (as amended from time to time, the “Plan”), by affording Employee the opportunity to acquire cash and shares of common stock of the Company (“Stock”), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Employee hereby agree as follows:
1. Grant of Award. The Company grants to Employee on the Grant Date a performance award (“Performance Award”) comprised of two separate components: (a) a target cash award, the payout of which is based on relative total shareholder return (the “TSR Component”); and (b) a target number of deferred Stock units equal to a target number of shares of Stock, the payout of which is based on the Company’s cumulative EBITDA (the “EBITDA Component”), each as set forth in the Notice of Performance Award Conditions (“Notice”), attached as Exhibit A, which Notice is incorporated herein by reference as a part of this Agreement. Subject to Section 2, the maximum amount of such cash award and the maximum number of such shares of Stock that Employee may earn pursuant to this Performance Award is determined by the applicable schedule set forth in the Notice. Employee acknowledges receipt of a copy of the Plan, and agrees that this Performance Award shall be subject to all of the terms and conditions set forth herein and in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which Plan is incorporated herein by reference as a part of this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall govern.
2. Vesting.
(a) If Employee remains continuously employed by the Company from the Grant Date through December 31, _____, this Performance Award shall vest in Employee on such date at the levels set forth in the Notice based upon achievement of the Company performance objectives set forth in the Notice (“Performance Objectives”) during the period commencing on January 1, _____ and ending December 31, _____ (the “Performance Period”). As soon as administratively practicable after the end of the Performance Period (or such earlier date as set forth in Sections 2(b), (c), (d) or (e)), the Compensation Committee of the Board (“Committee”) shall affirm in writing the extent to which the Performance Objectives have been achieved and the cash and the number of units of deferred Stock that are vested in Employee as a result of such achievement.
(b) If on or after the eighteen-month anniversary of the Grant Date and prior to the end of the Performance Period (i) a “Change of Control” (as defined in Treasury Regulation Section 1.409A-3(i)(5) that also meets the definition of “Change of Control” under the Plan) of the Company occurs, (ii) Employee incurs a “Disability” (as defined in Treasury Regulation Section 1.409A-3(i)(4) that also meets the definition of “disability” under the Company’s long-term disability plan), or (iii) Employee’s employment terminates due to Employee’s death, this Performance Award shall vest on the earliest of such events at the greater of the “Determined Percentage” (as defined below) and the “target” levels of performance as set forth in the Notice. For this purpose, the “Determined Percentage” means the percentage of vesting that would have occurred respecting the Performance Award pursuant to the Notice as if (1) the last day of the Performance Period was the Determination Date (as defined below) and the Performance Objectives were measured as of such date and (2) the dollar amount levels for “entry,” “target” and “overachievement” with respect to the Performance Objectives relating to the EBITDA Component set forth in the Notice were each prorated by multiplying the applicable dollar amount level by a fraction, the numerator of which is the number of calendar quarters during the period beginning on January 1, _____ and ending on the Determination Date, and the denominator of which is 12 (such prorated levels being referred to herein as the “Prorated EBITDA Objectives”). As soon as administratively practicable after the date of the applicable vesting event described in clauses (b)(i), (b)(ii) or (b)(iii) above, the Committee shall affirm in writing the extent to which the Performance Objectives have been achieved and the cash and the number of units of deferred Stock that vest as a result of such achievement. As used in this Agreement, the term “Determination Date” means (A) with respect to the TSR Component of the Performance Award, the date of the applicable vesting event, and (B) with respect to the EBITDA Component of the Performance Award, the most recently completed fiscal quarter of the Company coincident with or next preceding the date of the applicable vesting event.
(c) If on or after the Grant Date and prior to the end of the Performance Period Employee terminates employment with the Company on or after age fifty-eight for a reason other than death or Disability (“Retirement”), this Performance Award shall vest on the date of such termination due to Retirement (the “Retirement Date”) at the “Determined Percentage” (as defined below). For this purpose, the “Determined Percentage” means the percentage of vesting that would have occurred respecting the Performance Award pursuant to the Notice as if (1) the last day of the Performance Period was the Determination Date and the Performance Objectives were measured as of such date and (2) the dollar amount levels for “entry,” “target” and

“overachievement” with respect to the Performance Objectives relating to the EBITDA Component set forth in the Notice were each equal to the Prorated EBITDA Objectives; provided, however, that if the Retirement Date occurs prior to the eighteen-month anniversary of the Grant Date, then the amount determined pursuant to the preceding provisions of this sentence shall be multiplied by a fraction, the numerator of which is equal to the number of Employee’s actual days of employment from the Grant Date to Employee’s Retirement Date, and the denominator of which is equal to the total number of days in the Performance Period (determined without regard to Employee’s Retirement). As soon as administratively practicable after the Retirement Date, the Committee shall affirm in writing the extent to which the Performance Objectives have been achieved and the cash and the number of units of deferred Stock that are vested in Employee as a result of such achievement.
(d) If prior to the eighteen-month anniversary of the Grant Date (i) a Change of Control occurs, (ii) Employee incurs a “Disability”, or (iii) Employee’s employment terminates due to Employee’s death, this Performance Award shall vest on the earliest of such events at the greater of the “Determined Percentage” (as defined below) and the percentage attributable to the “target” levels of performance as set forth in the Notice. For this purpose, the “Determined Percentage” means the percentage of vesting that would have occurred respecting the Performance Award pursuant to the Notice as if (1) the last day of the Performance Period was the Determination Date and the Performance Objectives were measured as of such date and (2) the dollar amount levels for “entry,” “target” and “overachievement” with respect to the Performance Objectives relating to the EBITDA Component set forth in the Notice were each equal to the Prorated EBITDA Objectives. Notwithstanding the foregoing, if the vesting event is as a result of (ii) or (iii) above, then both the percentage attributable to the “target” levels of performance as set forth in the Notice and the Determined Percentage shall be multiplied by a fraction, the numerator of which is equal to the number of Employee’s actual days of employment from the Grant Date to the date of Disability or death, as applicable, and the denominator of which is equal to the total number of days in the Performance Period (determined without regard to the occurrence of the applicable vesting date). As soon as administratively practicable after the date of the applicable vesting event, the Committee shall affirm in writing the extent to which the Performance Objectives have been achieved and the cash and the number of units of deferred Stock that vest as a result of such achievement.
(e) If on or after the Grant Date and prior to the end of the Performance Period the Company terminates Employee’s employment with the Company for a reason other than “Cause” (as defined below), and not by reason of Employee’s death or Disability, this Performance Award shall vest on the date of such termination (the “Involuntary Termination Date”) at the “Determined Percentage” (as defined below). For this purpose, the “Determined Percentage” means the percentage of vesting that would have occurred respecting the Performance Award pursuant to the Notice as if (1) the last day of the Performance Period was the Determination Date and the Performance Objectives were measured as of such date and (2) the dollar amount levels for “entry,” “target” and “overachievement” with respect to the Performance Objectives relating to the EBITDA Component set forth in the Notice were each equal to the Prorated EBITDA Objectives; provided, however, that if the Involuntary Termination Date occurs prior to the eighteen-month anniversary of the Grant Date, then the amount determined pursuant to the preceding provisions of this sentence shall be multiplied by a fraction, the numerator of which is equal to the number of Employee’s actual days of employment from the Grant Date to Employee’s Involuntary Termination Date, and the denominator of which is equal to the total number of days in the Performance Period (determined without regard to Employee’s termination of employment). As soon as administratively practicable after the Involuntary Termination Date, the Committee shall affirm in writing the extent to which the Performance Objectives have been achieved and the cash and the number of units of deferred Stock that are vested in Employee as a result of such achievement. For purposes of this Agreement, “Cause” means “cause” (or a term of like import) as defined in Employee’s individual employment or severance agreement with the Company or an affiliate in effect at the time of Employee’s termination of employment or, in the absence of such an agreement or definition, shall mean (i) Employee’s conviction of (or plea of nolo contendere to) a felony, dishonesty or a breach of trust as regards the Company or any subsidiary; (ii) Employee’s commission of any act of theft, fraud, embezzlement or misappropriation against the Company or any subsidiary that is materially injurious to the Company or such subsidiary regardless of whether a criminal conviction is obtained; (iii) Employee’s willful and continued failure to devote substantially all of Employee’s business time to the Company’s business affairs (excluding failures due to illness, incapacity, vacations, incidental civic activities and incidental personal time) which failure is not remedied within a reasonable time after written demand is delivered by the Company, which demand specifically identifies the manner in which the Company believes that Employee has failed to devote substantially all of his business time to the Company’s business affairs; or (iv) Employee’s unauthorized disclosure of confidential information of the Company or any subsidiary that is materially injurious to the Company or such subsidiary. For purposes of the preceding sentence, no act, or failure to act, on Employee’s part shall be deemed “willful” unless done, or omitted to be done, by Employee not in good faith and without reasonable belief that Employee’s action or omission was in the best interest of the Company.
(f) If Employee’s employment with the Company is terminated prior to the end of the Performance Period, and neither (b), (c), (d) nor (e) above apply, this Performance Award automatically shall be forfeited in full, without payment, on such termination.

3. Payment. As soon as administratively practicable after, and in no event later than 2 ½ months following the end of the calendar year in which occurs, the earliest of the applicable vesting events pursuant to Section 2(a), (b), (c), (d) or (e), Employee shall receive from the Company, subject to satisfying the tax withholding obligations of Section 6, (a) with respect to the TSR Component, the vested cash, and (b) with respect to the EBITDA Component, the shares of Stock represented by the vested units of deferred Stock, an amount of cash equal to the Fair Market Value (as defined in the Plan) on the vesting date of a number of shares of Stock equal to the number of shares of Stock represented by the vested units of deferred Stock, or a combination thereof, as determined by the Committee in its sole discretion. It is understood that the consideration for the issuance of such Stock is Employee’s services to the Company, which services shall have a value not less than the par value of such Stock.
4. Community Interest of Spouse. The community interest, if any, of any spouse of Employee in this Performance Award shall be subject to all the terms, conditions and restrictions in the Plan, this Agreement and the Notice.
5. No Shareholder Rights. Neither Employee, nor anyone lawfully claiming under Employee, shall have any right to vote, receive dividends or any other privileges or rights of a shareholder of the Company with respect to the units of deferred Stock subject to this Performance Award, unless and until actual shares of Stock are delivered to Employee following the vesting of such deferred Stock units.
6. Withholding of Tax. To the extent that payment of this Performance Award results in compensation income to Employee for federal, state or other tax purposes, including payroll taxes, Employee, in Employee’s discretion, shall (a) deliver to the Company, at the time of such payment, such amount of cash or shares of Stock, (b) direct the Company to withhold or “net” cash or such amount of Stock otherwise payable pursuant to this Agreement, or (c) provide any combination of (a) or (b), as required for the Company to meet its withholding obligations under applicable tax laws or regulations, calculated in a manner consistent with the Company’s then-current accounting practices. Notwithstanding the foregoing, in satisfaction of the proceeding obligations, the maximum level of net withholding shall never exceed the aggregate amount of applicable tax liabilities determined based upon the allowable withholding determined by the maximum individual statutory rates in the applicable jurisdiction that may be utilized without creating adverse accounting treatment with respect to this Performance Award.
7. Employment Relationship. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of the Company, any parent or subsidiary entity of the Company or any successor to any of the foregoing. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee in its sole discretion, and its determination shall be final. For purposes of this Agreement, termination of Employee’s employment with the Company shall be interpreted consistent with the meaning of the term “separation from service” in Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (“Code”).
8. Committee’s Powers. No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee pursuant to the terms of the Plan, including, without limitation, the Committee’s rights to make certain determinations and elections with respect to the Performance Award. Specifically, but not by way of limitation, the Committee’s determinations respecting the attainment of the Performance Objectives shall be made in its sole discretion, shall be subject to such adjustments consistent with the intent of this Agreement as the Committee deems appropriate and shall not be subject to challenge by Employee or any other person.
9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.
10. Non-Alienation. Employee shall not have any right to pledge, hypothecate, anticipate or assign this Agreement or any rights hereunder, except by will or the laws of descent and distribution.
11. Not a Contract of Employment. This Agreement shall not be deemed to constitute a contract of employment, nor shall any provision hereof affect (a) the right of the Company to terminate Employee anytime, with or without reason, or (b) the terms and conditions of any other written agreement between the Company and Employee, except as expressly provided therein.
12. Code Section 409A. Each payment under this Agreement is intended to be a short-term deferral under Treasury Regulation Section 1.409A-1(b)(4). Each payment under this Agreement, and each payment or benefit payable pursuant to the terms of the benefit plans, programs and policies of the Company, shall be considered a separate payment for purposes of Section 409A of the Code. Notwithstanding any provision in the Plan or this Agreement to the contrary, if any payment or benefit provided for under this Agreement would be subject to additional taxes and interest under section 409A of the Code if

Employee’s receipt of such payment or benefit is not delayed in accordance with the requirements of section 409A(a)(2)(B)(i) of the Code, then such payment or benefit shall not be provided to Employee (or Employee’s estate, if applicable) until the earlier of (i) the date of Employee’s death or (ii) the date that is six months after the date of Employee’s “separation from service” with the Company within the meaning of the Section 409A of the Code and the regulations promulgated thereunder.
13. Clawback. Employee’s receipt of this Performance Award is expressly conditioned on Employee’s agreement to the terms and provisions of this Section, and Employee acknowledges that Employee would not have received this Performance Award in the absence of such agreement. By accepting this Performance Award, Employee acknowledges and agrees that:
(a) the compensation (inclusive of Stock) payable pursuant to this Performance Award and any other award granted to Employee under the Plan (whether granted before, on or after the Grant Date) shall not be deemed fully earned or vested, even if paid or distributed to Employee, if such compensation or any portion thereof is subject to recovery, revocation, recoupment or "clawback" by the Company or any of its affiliates pursuant to (i) the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Act"), (ii) any rules or regulations promulgated under the Act or by any stock exchange on which the Company's Stock is listed (collectively, the "Rules"), or (iii) any compensation recoupment or clawback policies or procedures adopted by the Company or any of its affiliates, in each case with respect to clauses (i), (ii) and (iii) above as such provisions, rules, regulations, policies and procedures may be adopted and amended from time to time (including with retroactive effect); and
(b) any other compensation or benefit (inclusive of Stock) payable to or on behalf of Employee from the Company or any of its affiliates (whether payable before, on or after the Grant Date, but excluding any compensation or benefit payable pursuant to a Performance Award granted under the Plan) shall not be deemed fully earned or vested, even if paid or distributed to Employee, if such compensation, benefit or any portion thereof is subject to recovery, revocation, recoupment or clawback by the Company or any of its affiliates pursuant to the Act, the Rules or any compensation recoupment or clawback policies or procedures adopted by the Company or any of its affiliates, in each case as the Act, the Rules and such policies and procedures may be adopted and amended from time to time (including with retroactive effect).
In addition, Employee hereby agrees (on behalf of Employee and any other individual, entity or other person claiming under or through Employee) that: (x) compensation payable pursuant to this Performance Award (inclusive of stock) and any other compensation or benefit payable to or on behalf of Employee (whether under the Plan or otherwise) shall be subject to recovery, revocation, recoupment or clawback as provided in the preceding provisions of this Section; and (y) Employee (or any such individual, entity or other person) shall not seek indemnification or contribution from the Company or any of its affiliates with respect to any amount so recovered, revoked, recouped or clawed back. This Section shall survive the termination of this Agreement.
14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.
15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.
IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Employee has executed this Agreement, all effective on the Grant Date.

OIL STATES INTERNATIONAL, INC.

Cindy B. Taylor
President and Chief Executive Officer
Oil States International, Inc.

EMPLOYEE